UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 15, 2015

WASHINGTON PRIME GROUP INC.*

(Exact name of registrant as specified in its charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

7315 Wisconsin Ave., Bethesda, Maryland 20814
(Former name or former address, if changed since last report)

*On January 15, 2015, Washington Prime Group Inc. began doing business as WP GLIMCHER.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on January 15, 2015 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated September 16, 2014, by and among Washington Prime Group Inc., an Indiana corporation (“WPG,” or the “Company”), Washington Prime Group, L.P., an Indiana limited partnership and a subsidiary of WPG (“WPG LP”), WPG Subsidiary Holdings I, LLC, a Maryland limited liability company and a wholly-owned subsidiary of WPG LP (“Merger Sub I”), WPG Subsidiary Holdings II Inc., a Delaware corporation and a wholly-owned subsidiary of Merger Sub I (“Merger Sub II”), Glimcher Realty Trust, a Maryland real estate investment trust (“Glimcher”) and Glimcher Properties Limited Partnership, a Delaware limited partnership and a subsidiary of Glimcher (“Glimcher LP”). Pursuant to the Merger Agreement, on January 15, 2015, Glimcher merged with and into Merger Sub I, with Merger Sub I continuing as the surviving entity (the “Merger”), and Merger Sub II merged with and into Glimcher LP, with Glimcher LP continuing as the surviving entity (together, the “Mergers”). As a result of these transactions, Merger Sub I remained as a wholly-owned subsidiary of WPG LP and Glimcher LP became a wholly-owned subsidiary of Merger Sub I.  The combined company will conduct business under the name WP GLIMCHER.

Item 1.01. Entry into a Material Definitive Agreement

On January 15, 2015, WPG LP borrowed $1,190,000,000 pursuant to a 364-Day Bridge Term Loan Agreement (the “Bridge Loan Agreement”) by and among WPG LP, as borrower, Citibank, N.A., as administrative agent and lender, and the other lenders party thereto.  The proceeds were used in part to pay the purchase price for the cash portion of the consideration in connection with the Mergers and to pay related fees and expenses.

Borrowings under the Bridge Loan Agreement may, at WPG LP’s option, bear interest at either (a) the base rate plus an applicable margin (“Base Rate Loans”) or (b) the Eurocurrency rate plus an applicable margin (“Eurocurrency Rate Loans”).  The applicable margin is determined by reference to WPG LP’s credit ratings and ranges from 0.90% to 1.90% per annum for Eurocurrency Rate Loans and 0% to 0.90% for Base Rate Loans. The margin increases over time in increments and on dates specified in the Bridge Loan Agreement.

The Bridge Loan Agreement contains covenants, including financial covenants, and events of default that are customary for loans of this type.

The foregoing is only a summary of certain terms of the Bridge Loan Agreement, which is qualified in its entirety by the copy of the Bridge Loan Agreement attached as Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 15, 2015, the Company completed the acquisition of Glimcher pursuant to the terms of the Merger Agreement, thereby acquiring Glimcher’s portfolio of properties, including mortgage loans and properties owned by Glimcher’s unconsolidated joint ventures. At the closing of the acquisition, Glimcher merged with and into Merger Sub I, with Merger Sub I continuing as the surviving entity, and Merger Sub II merged with and into Glimcher LP, with Glimcher LP continuing as the surviving entity.  At the effective time of the Merger (a) each common share of beneficial interest of Glimcher, par value $0.01 per share (a “Glimcher Common Share”) issued and outstanding immediately prior to the effective time (other than certain Glimcher Common Shares as set forth in the Merger Agreement) was converted into the right to receive (i) an amount of cash equal to $10.40 and (ii) 0.1989 of a newly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Company ((i) and (ii) together, the “Merger Consideration”), (b) each outstanding share of 8.125% Series G cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share of Glimcher (a “Glimcher Series G Preferred Share”) was converted into one share of 8.125% Series G Cumulative Redeemable Preferred Stock,

par value $0.0001 per share of WPG (the “WPG Series G Preferred Stock”), (c) each outstanding share of 7.5% Series H cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share of Glimcher (a “Glimcher Series H Preferred Share”) was converted into one share of 7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share of WPG (the “WPG Series H Preferred Stock”), and (d) each outstanding share of 6.875% Series I cumulative redeemable preferred shares of beneficial interest, par value of $0.01 per share of Glimcher (a “Glimcher Series I Preferred Share”), was converted into one share of 6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share of WPG (the “WPG Series I Preferred Stock”).

Additionally, in connection with the close of the transaction, Simon Property Group, Inc. (“Simon”) completed its previously announced acquisition of Jersey Gardens in Elizabeth, New Jersey, and University Park Village in Fort Worth, Texas, previously owned by affiliates of Glimcher, for an aggregate purchase price of $1.09 billion, subject to adjustment as set forth in the purchase and sale agreement, including the assumption of existing mortgage debt.

A copy of the joint press release issued by the Company and Glimcher on January 15, 2015 announcing the completion of the acquisition of Glimcher is filed herewith as Exhibit 99.1 and is incorporated into this Item 2.01 by reference.

Item 2.02 Results of Operations and Financial Condition

The financial statements of Glimcher, including year ended 2014 consolidated financial statements and pro forma condensed consolidated financial statements, will be filed by amendment to this 8-K within 71 days from the date hereof.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 15, 2015, WPG LP entered into the Bridge Loan Agreement as described under Item 1.01 above.  The description of the Bridge Loan Agreement set forth in Item 1.01 above is hereby incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective upon the consummation of the Merger, the WP GLIMCHER Board of Directors expanded to nine members, consisting of Mark S. Ordan (the Chief Executive Officer of the Company prior to the Merger), Michael Glimcher (the Chairman of the Board and Chief Executive Officer of Glimcher prior to the Merger), the other six members of the WPG Board as of September 16, 2014 — Louis G. Conforti, Robert J. Laikin, David Simon, Jacquelyn R. Soffer, Richard S. Sokolov and Marvin L. White — and Niles C. Overly. Mr. Overly previously served as an Independent Trustee of Glimcher, and became a Director of WP GLIMCHER on January 15, 2015. Mr. Overly holds one of the two Board seats that the Company and Glimcher agreed would be held by two former members of Glimcher’s Board of Trustees. Mr. Overly will also serve on the Company’s Compensation Committee.

Appointment of Officers

Effective upon the consummation of the Merger, Mark S. Ordan became the Executive Chairman of WP GLIMCHER, and Michael Glimcher became the Vice Chairman and Chief Executive Officer of WP GLIMCHER.  The remainder of the senior leadership team for WP GLIMCHER includes:  Keric M. Knerr, Executive Vice President, Chief Operating Officer; C. Marc Richards, Executive Vice President, Chief Administrative Officer; Mark Yale, Executive Vice President, Chief Financial Officer; Robert P. Demchak, Secretary and General Counsel; Thomas J. Drought, Jr., Executive Vice President, Director of Leasing; Michael J. Gaffney, Senior Vice President, Head of Capital Markets; Melissa A. Indest, Chief Accounting Officer and Senior Vice President, Finance; Armand Mastropietro, Senior Vice President, Property Management; Grace E. Schmitt, Senior Vice President, Human Resources; Victor H. Pildes, Senior Vice President, Development; and Paul S. Ajdaharian, Senior Vice President, Community Lifestyle Centers.

Background of Newly Appointed Officers

Mark S. Ordan

Mr. Mark S. Ordan, 54, is WP GLIMCHER’s Executive Chairman, effective January 15, 2015. Mr. Ordan served as the Chief Executive Officer of the Company from May 2014 to January 15, 2015 and also has been one of its directors since May 2014. From January 2013 to November 2013, Mr. Ordan served as a director and as the Chief Executive Officer of Sunrise Senior Living, LLC, the successor to the management business of Sunrise Senior Living, Inc. (“Sunrise”), which had been a publicly traded operator of approximately 300 senior living communities located in the United States, Canada and the United Kingdom prior to its sale in January 2013 to Health Care REIT, Inc.  Mr. Ordan served as Sunrise’s Chief Executive Officer from November 2008 to January 2013, and as a director from July 2008 to January 2013. While at Sunrise, Mr. Ordan led its restructuring and oversaw its eventual sale.  He served as the Chief Executive Officer and President of The Mills Corporation (“Mills”), a publicly traded developer, owner and manager of a diversified portfolio of regional shopping malls and retail entertainment centers, from October 2006 to May 2007, as its Chief Operating Officer from February 2006 to October 2006 and as a director from December 2006 until May 2007.  While at Mills, Mr. Ordan oversaw its operations and its eventual sale to Simon and Farallon Capital Management, LLC in May 2007.  Prior to that, he served as President and Chief Executive Officer of Balducci’s LLC, a gourmet food store chain.  He also founded and served as Chairman, President and Chief Executive Officer of Fresh Fields Markets, Inc., an organic foods supermarket chain, eventually leading the merger of the company with Whole Foods Markets, Inc.  Mr. Ordan also was employed in the equities division of the investment banking firm of Goldman Sachs & Co. Mr. Ordan currently serves on the boards of the following nonprofit organizations: the U.S. Chamber of Commerce, the National Endowment for Democracy, the Seed School Foundation and the Economic Club of Washington, D.C. He was a Trustee of Vassar College for fifteen years.  He previously served for ten years, including five years as Non-Executive Chairman, on the Board of Trustees of Federal Realty Investment Trust.

Michael P. Glimcher

Mr. Michael P. Glimcher, 46, is WP GLIMCHER’s Vice Chairman and Chief Executive Officer, effective January 15, 2015 upon the closing of the Company’s acquisition of Glimcher.  Mr. Glimcher holds one of two Board seats that the Company and Glimcher agreed would be held by two former members of Glimcher’s Board of Trustees.  Mr. Glimcher has served as Chairman of Glimcher’s Board of Trustees since September 2007, as its Chief Executive Officer since January 2005, and as a Trustee of Glimcher since June 1997.  As Glimcher’s Chairman of the Board and Chief Executive Officer, he was responsible for implementing the policies of Glimcher, as determined by the Glimcher Board of Trustees, as well as managing Glimcher’s overall business and affairs. He also served as Glimcher’s Executive Vice President from March 1999 to December 1999 and its President from 1999 until September 2007, as well as in various senior level leasing and development positions since joining Glimcher in 1991.  Mr. Glimcher has been a director of M/I Homes, Inc., a publicly traded builder of single family homes, since January 2013.  He serves on the Board of Governors for the National Association of Real Estate Investment Trusts, the trade association for real estate investment trusts, and the Board of Trustees for the Arizona State University Foundation, an organization responsible for all aspects of fundraising at Arizona State University, and the Wexner Center for the Arts, a multidisciplinary and international organization affiliated with The Ohio State University and formed for the exploration and advancement of contemporary art. He is a member of the Board of Trustees at the International Council of Shopping Centers, the leading industry organization for retail real estate companies, and the Columbus Partnership, a non-profit membership-based organization of chief executive officers from leading businesses and institutions in Columbus, Ohio, serves on the Governing Committee of The Columbus Foundation, a philanthropic organization based in Columbus, Ohio, and is a member of the International Council of The Real Estate Roundtable, a non-profit public policy organization that represents the interests of constituents in the real estate industry. He is active in several charitable and community organizations.

Mark E. Yale

Mr. Mark E. Yale, 49, is WP GLIMCHER’s Executive Vice President and Chief Financial Officer, effective January 15, 2015. He had been Executive Vice President of Glimcher since May 2006, its Chief Financial Officer since August 2004 and its Treasurer since May 2005. In these roles, he was responsible for Glimcher’s financial reporting, accounting, treasury, budgeting, information technology, and investor relations functions.  Mr. Yale served as Senior Vice President of Glimcher from August 2004 to May 2005. He served as Manager of Finance and Chief Financial Officer at Storage USA, Inc. (“Storage”), a division of GE Real Estate, from 2002 through 2004. Prior to that, Mr. Yale served as Senior Vice President for Financial Reporting at Storage, a then publicly traded storage real estate investment trust, from July 1999 to June 2002 and as Vice President for Financial Reporting from August 1998 to June 1999.  Prior to the acquisition of Storage by GE Real Estate in 2002, Mr. Yale successfully managed Storage’s financial and accounting functions.  He also served as Senior Audit Manager of PricewaterhouseCoopers LLP from January 1994 to July 1998.

C. Marc Richards

Mr. C. Marc Richards, 43, is WP GLIMCHER’s Executive Vice President and Chief Administrative Officer, effective January 15, 2015.  He served as the Chief Financial Officer of the Company from May 2014 until January 15, 2015.  From January 2013 to May 2014, Mr. Richards served as the Chief Financial and Administrative Officer of Sunrise Senior Living, LLC.  From March 2011 to January 2013, he served as the Chief Financial Officer of Sunrise and from July 2009 to March 2011 as its Chief Accounting Officer.  In these roles, he was responsible for accounting and financial reporting matters, Sarbanes-Oxley Act compliance, tax and asset management.  From November 2007 to July 2009, Mr. Richards was a Vice President with JE Robert Companies and functioned as the controller for JER Investors Trust,

While serving in this capacity, Mr. Richards supervised the accounting and financial reporting functions, Sarbanes-Oxley Act compliance and REIT tax compliance of JER Investors Trust.  From May 2006 to October 2007, Mr. Richards served as Vice President and Corporate Controller of Republic Property Trust.  In this role, Mr. Richards supervised the accounting and financial reporting functions of Republic Property Trust.  From July 1999 to May 2006, Mr. Richards served in a variety of accounting positions with increasing responsibilities at The Mills Corporation. These positions included, among others, group vice president of corporate accounting and vice president of corporate and property accounting. He is a certified public accountant.

Melissa A. Indest

Mrs. Melissa A. Indest, 50, is WP GLIMCHER’s Chief Accounting Officer and Senior Vice President, Finance, effective January 15, 2015.  She had served as Glimcher’s Chief Accounting Officer and Senior Vice President, Finance since January 2014. In this capacity, she oversaw all operations of Glimcher’s accounting and finance departments as well as investor relations and corporate communications. Previously, Mrs. Indest served as a Senior Vice President, Finance and Accounting at Glimcher from June 2010 to January 2014, where she was responsible for the day-to-day operations of the accounting department, including external financial reporting, tax reporting, lease accounting, credit and investor relations. Mrs. Indest also held the role of Vice President, Finance and Accounting from 2007 to June 2010. She originally joined Glimcher in 2003 as Vice President and Controller. Prior to joining Glimcher, Mrs. Indest served in various accounting and operational roles with Corporate Express of Cincinnati, Ohio, an office supply company, where she most recently held the title of President, Central Midwest Division. In addition to her prior experience as Glimcher’s Controller, Mrs. Indest has extensive background in finance, audit, budget and operational processes and procedures. A Certified Public Accountant who began her career with PricewaterhouseCoopers LLP, Mrs. Indest serves as Vice Chairperson on the Board of Directors for Lifeline of Ohio Organ Procurement, Inc., a nonprofit organization.

Material Plans, Contracts or Arrangements

Prior to the Mergers, Messrs. Glimcher and Yale and Mrs. Indest (the “Glimcher Executives”) were parties to Severance Benefits Agreements with Glimcher and Glimcher LP (the “Severance Benefits Agreements”) pursuant to which they were entitled to certain “single trigger” payments and benefits upon a change in control of Glimcher.  In connection with their appointment to officer positions with the Company, the Company and the Glimcher Executives entered into amendments of their existing Severance Benefits Agreements (the “Severance Benefits Amendments”).  The Severance Benefits Amendments were effective as of, and subject to, the consummation of the Mergers.  In addition to providing that the Glimcher Executives waived both their rights to receive “single trigger” payments and benefits otherwise provided under their Severance Benefits Agreements, as well as their rights to accelerated vesting of their restricted stock and stock options otherwise provided under the terms of those awards, the Severance Benefits Amendments provide for the following material terms and conditions:  (a) the Severance Benefits Amendments describe the severance payments and benefits to which the Glimcher Executives are entitled upon termination of employment without cause, for good reason, or due to death or disability following the consummation of the Mergers, and (b) the Severance Benefits Amendments provide that all of the vested Company common stock that the Glimcher Executives receive in connection with the consummation of the Mergers cannot be sold until the Company adopts executive stock ownership guidelines (subject to limited exceptions), following which such Company common stock will be subject to such guidelines.

In addition, in connection with their appointment to officer positions with the Company, Messrs. Glimcher and Yale entered into new employment agreements with the Company (the “Glimcher Employment Agreements”) and Mrs. Indest received an offer letter from the Company (the “Glimcher Offer Letter”).  The Glimcher Employment Agreements and Glimcher Offer Letter were effective as of, and subject to, the consummation of the Mergers.  The Glimcher Employment Agreements and Glimcher Offer Letter describe the Glimcher Executives’ titles, base salaries, annual bonus and long-term incentive opportunities, and one-time grants of performance and service-vesting equity awards. The Glimcher Employment Agreements also provide for annual grants of equity awards, as well as confidentiality, non-disparagement, and one-year post-termination non-competition and non-solicitation covenants.  The Glimcher Employment Agreements have terms of five years and three years, for Mr. Glimcher and Mr. Yale, respectively, commencing on the consummation of the Mergers, and automatically renew for additional one-year terms thereafter unless either party provides written notice of non-renewal.  The Company’s election not to renew the Glimcher Employment Agreement with Mr. Glimcher is treated as a termination of  Mr. Glimcher’s employment without cause under his Severance Benefits Agreement (as amended by his Severance Benefits Amendment).

In connection with his appointment as the Company’s Chief Administrative Officer, Mr. Richards entered into an amendment to his employment agreement with the Company (the “Richards Amendment”), which was effective as of, and subject to, the consummation of the Mergers.  The Richards Amendment reflects Mr. Richards’ new title and provides, among other things, for increased severance of two times the sum of annual base salary in effect immediately prior to the date of termination and target annual cash bonus for the year of termination (or the most recently completed fiscal year if no target is set for the year of termination) and for accelerated grant and/or vesting of certain performance-based equity awards, in each case, upon a termination of Mr. Richards’ employment by the Company other than for cause or a resignation by Mr. Richards for good reason.

In connection with his appointment as the Executive Chairman of the Board of Directors of the Company, Mr. Ordan has entered into an amendment to his employment agreement with the Company (the “Ordan Amendment”), which was effective as of, and subject to, the consummation of the Mergers. The Ordan Amendment reflects Mr. Ordan’s new title and reporting relationships and provides, among other things, for severance in the event of the non-renewal of Mr. Ordan’s employment agreement on its scheduled expiration of May 28, 2017.

The foregoing is only a summary of certain terms of the Ordan Amendment, Severance Benefits Amendments, Glimcher Employment Agreements, Richards Amendment and Glimcher Offer Letter, which is qualified in its entirety by Exhibits 10.2 through 10.7 incorporated by reference herein.

In connection with his appointment to the Board of Directors of the Company, effective as of the consummation of the Mergers, Mr. Overly became entitled to participate in the Company’s current independent director compensation policy in respect of his services on the Board of Directors of the Company, which consists of annual compensation of $200,000 in the aggregate, pro-rated based on the portion of the period from May 28, 2014 through May 28, 2015 that Mr. Overly serves on the Board of Directors of the Company ($74,000 in the aggregate, assuming that Mr. Overly serves on the Board of Directors of the Company from the consummation of the Mergers through May 28, 2015) (the “Overly Director Compensation”).  Sixty percent of the Overly Director Compensation is payable in the form of restricted stock units granted pursuant to WPG LP’s 2014 Stock Incentive Plan (the “Plan”) and forty percent of the Overly Director Compensation is payable in cash in ratable quarterly installments.  The restricted stock units will vest on May 28, 2015, subject to Mr. Overly’s continued service with the Company, and will be subject to such other terms and conditions as provided under the Plan and the applicable award agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendments to Articles of Incorporation.

As a result of the Merger, each outstanding Glimcher Series G Preferred Share, Glimcher Series H Preferred Share and Glimcher Series I Preferred Share was converted into shares of WPG Series G Preferred Stock, WPG Series H Preferred Stock and WPG Series I Preferred Stock, respectively, on a one-for-one basis.

On September 15, 2014, at a special meeting of the Board of Directors of the Company, the Board authorized forms of Articles of Amendment setting forth the terms of the WPG Series G Cumulative Redeemable Preferred Stock, Articles of Amendment setting forth the terms of the WPG Series H Cumulative Redeemable Preferred Stock, and Articles of Amendment setting forth the terms of the WPG Series I Cumulative Redeemable Preferred Stock, which set forth the preferences, rights and privileges of the WPG Series G Preferred Stock, WPG Series H Preferred Stock and WPG Series I Preferred Stock, respectively. On January 13, 2015, the Company filed these Articles of Amendment with the Secretary of State of the State of Indiana.  In addition, the Board of Directors for the Company, as general partner of WPG LP, amended the Limited Partnership Agreement of WPG LP (the “Partnership Agreement”), creating Series G, Series H, Series I and Series I-1 Preferred Units, having rights, privileges and preferences substantially similar to the corresponding series of preferred stock at the Company level (except for the Series I-1 Preferred Units).

The description of the WPG Series G Preferred Stock, WPG Series H Preferred Stock and WPG Series I Preferred Stock contained in this Item 5.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Amendment, which were filed as Exhibits 4.1, 4.2 and 4.3 to the Form 8-A filed by the Company with the SEC on January 14, 2015, and are incorporated by reference herein.

Amendments to Bylaws.

On January 13, 2015, at a special meeting of the Board of Directors of the Company, the Board approved an amendment effective as of the closing of the Mergers to the Amended and Restated Bylaws of the Company, dated as of May 27, 2014.  This amendment affirmed (a) additional shareholder list requirements to conform with Indiana law, (b) an expanded list of officers and (c) the newly created Vice Chairman position.

Item 8.01 Other Events.

As of January 15, 2015, WPG began doing business under the name “WP GLIMCHER” and will use such name for all purposes, except as otherwise required by law or contract. On January 16, 2015, shares of the Company’s common stock began trading on the NYSE under the name “WP GLIMCHER.”

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Washington Prime Group Inc., Effective January 15, 2015
10.1

364-Day Bridge Term Loan Agreement, dated as of January 15, 2015, by and among Washington Prime Group, L.P., the institutions from time to time party thereto as lenders, and Citibank, N.A., as administrative agent

10.2	First Amendment to Employment Agreement, by and between Washington Prime Group Inc. and Mark Ordan, dated as of September 16, 2014
10.3	Second Amendment to Severance Benefits Agreement, by and between Washington Prime Group Inc. and Michael P. Glimcher, dated as of September 16, 2014
10.4	Third Amendment to Severance Benefits Agreement, by and between Washington Prime Group Inc. and Mark E. Yale, dated as of October 13, 2014
10.5	Second Amendment to Severance Benefits Agreement, by and between Washington Prime Group Inc. and Lisa A. Indest, dated as of January 12, 2015
10.6	Employment Agreement, by and between Washington Prime Group Inc. and Michael P. Glimcher, dated as of September 16, 2014
10.7	Employment Agreement, by and between Washington Prime Group Inc. and Mark E. Yale, dated as of October 13, 2014
10.8	Conditional Offer of Employment with Washington Prime Group Inc. by and between Washington Prime Group Inc. and Lisa A. Indest, dated as of January 9, 2015
10.9	First Amendment to Employment Agreement, by and between Washington Prime Group Inc. and C. Marc Richards, dated as of November 10, 2014
99.1	Joint Press Release issued by Glimcher Realty Trust and Washington Prime Group Inc. on January 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON PRIME GROUP INC.

By:	/s/ Robert P. Demchak

Name:	Robert P. Demchak

Title:	Secretary and General Counsel

Date: January 22, 2015

Exhibit List

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Washington Prime Group Inc., Effective January 15, 2015
10.1

364-Day Bridge Term Loan Agreement, dated as of January 15, 2015, by and among Washington Prime Group, L.P., the institutions from time to time party thereto as lenders, and Citibank, N.A., as administrative agent.

10.2	First Amendment to Employment Agreement, by and between Washington Prime Group Inc. and Mark Ordan, dated as of September 16, 2014
10.3	Second Amendment to Severance Benefits Agreement, by and between Washington Prime Group Inc. and Michael P. Glimcher, dated as of September 16, 2014
10.4	Third Amendment to Severance Benefits Agreement, by and between Washington Prime Group Inc. and Mark E. Yale, dated as of October 13, 2014
10.5	Second Amendment to Severance Benefits Agreement, by and between Washington Prime Group Inc. and Lisa A. Indest, dated as of January 12, 2015
10.6	Employment Agreement, by and between Washington Prime Group Inc. and Michael P. Glimcher, dated as of September 16, 2014
10.7	Employment Agreement, by and between Washington Prime Group Inc. and Mark E. Yale, dated as of October 13, 2014
10.8	Conditional Offer of Employment with Washington Prime Group Inc. by and between Washington Prime Group Inc. and Lisa A. Indest, dated as of January 9, 2015
10.9	First Amendment to Employment Agreement, by and between Washington Prime Group Inc. and C. Marc Richards, dated as of November 10, 2014

99.1	Joint Press Release issued by Glimcher Realty Trust and Washington Prime Group Inc. on January 15, 2015